Exhibit 4.4

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Mail or Over Night Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY 10038

Telephone Number for Confirmation {718) 921-83I7

Delivery to an address other than the address listed above will not constitute valid delivery

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION I–EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to an exercise of all or a portion of your Rights, please complete the following and sign under Section 4 below.

EXERCISE OF SUBSCRIPTION RIGHTS:

I subscribe for                                  shares at    $1.10 each    =    $

        (no. of new shares)            (subscription price)          (amount enclosed)

METHOD OF PAYMENT:

☐	Certified check or bank draft (cashier’s check) drawn upon a U.S. bank, or express money order payable to American Stock Transfer & Tryst Company, as SubscriptionAgent.

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of the Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account #323-836925

SECTION 2–SPEC1AL ISSUANCE OR DELIVERY INSTRUCTIONS

To be completed ONLY if the certificate representing the Common Stock issuable upon exercise of the Rights is to be issued in a name other than that of the registered holder or is to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, Complete the following, sign under Section 4 and have your signature guaranteed under Section 5 below.

Please issue the certificate representing the Common Stock in the following name and \or deliver to the following address:

Print Full Name and Tax ID or Social Security Number

Print Full Address

SECTION 3–SALE OR TRANSFER OF RIGHTS TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer all or a portion of your Rights to another person, complete this section and have your signature guaranteed under Section 5. To sell your Rights through your bank or broker, sign bel ow under this Section 2 and have your signature guaranteed under Section 5, but leave the rest of this Section 2 blank.

Note: The Rights are not transferable by Rights holders residing in Texas.

For value received,                              of the Rights represented by this Subscription Rights Certificate are assigned to:

Print Full Name of Assignee

Print Full Address

Print Tax ID or Social Security Number

Signature

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

SECTION 4–SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Tax ID or Social Security Number:

SECTION 5–SIGNATURE GUARANTEE

YOU MUST HAVE YOUR SIGNATURE(S) GUARANTEED IF YOU HAVE COMPLETED ANY PORTION OF SECTION 2 OR SECTION 3

Signature Guaranteed:

(Name of Bank or Firm

By:

(Signature of Officer)

IMPORTANT, Your signature(s) must be guaranteed by an eligible guarantor institution (for example, a bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, and amended.

PLEASE CONSULT THE “INSTRUCTIONS AS TO THE USE OF WOLVERINE TUBE, INC, SUBSCRIPTION RIGHTS CERTIFICATES” ACCOMPANYING THIS SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU HAVE QUESTIONS, PLEASE CONTACT GEORGESON INC., THE INFORMATION AGENT, AT (866) 278-0091, OR YOUR BANK OR BROKER.